Exhibit 99.1
NEWS RELEASE

Tuesday, October 28, 2008

Contact:	Margaret K. Dorman
Chief Financial Officer
(281) 443-3370
SMITH INTERNATIONAL, INC. REPORTS THIRD QUARTER
OPERATING EARNINGS OF $1.01 PER DILUTED SHARE
     HOUSTON, Texas (October 28, 2008)... Smith International, Inc. (NYSE: SII) today announced record earnings of $209.8 million, or $1.00 per diluted share, for the third quarter of 2008. The results include a non-recurring charge of $4.7 million, reflecting uninsured property losses and clean-up costs associated with hurricanes experienced in the U.S. Gulf Coast area. Excluding non-recurring items, the Company reported net income of $211.9 million, or $1.01 per diluted share. Net of charges, after-tax earnings grew $28.6 million, or 16 percent, on a sequential quarter basis.
     During the third quarter of 2008, the Company completed the W-H Energy Services (“W-H”) transaction which contributed to the sequential earnings growth. The operations have been reflected in the accompanying results for the period subsequent to the August 25, 2008 closing date. However, if the acquired operations had been included for the entire reporting period, the Company’s revenues would have approximated $3.07 billion for the September 2008 quarter.
     Revenues for the three months ended September 30, 2008 were $2.85 billion, 14 percent above the second quarter of 2008 and 27 percent higher than the prior year period. Excluding the impact of the acquired operations, consolidated revenues grew eight percent on a sequential quarter basis and were 21 percent higher year-on-year. Net of acquisitions, the majority of the sequential quarter revenue growth was reported in North America, influenced by the seasonal drilling recovery in Canada and higher U.S. distribution sales volumes associated with increased infrastructure investment for unconventional oil and gas projects. Excluding the impact of acquired operations, business revenues in markets outside North America grew five percent, attributable to increased activity levels in key growth markets including the Former Soviet Union (FSU), West Africa and the Latin American region. The sequential revenue comparison was influenced by weather-related work disruptions in the Gulf of Mexico during the month of September which resulted in an estimated $40 million revenue decline and a five-cent reduction in after-tax earnings.

     Commenting on the results, Chairman and CEO, Doug Rock stated, “The integration of our August 2008 merger with W-H Energy Services is progressing exceptionally well. The merger was accretive to Smith’s third quarter 2008 earnings and will again contribute to earnings growth in this year’s fourth quarter. We expect the fourth quarter of 2008 to be another record revenue and earnings quarter for Smith and, as a result, we are increasing our 2008 yearly earnings guidance to $3.83 to $3.88 per share.
     “Looking toward 2009, we feel the negative investment sentiment towards the oil and oil service industry is characteristic of panic rather than reason. Oil prices at $60 per barrel are more than six times their 1998 low point and natural gas prices are nearly three and a half times their 1998 low point. There’s plenty of profit potential at today’s industry price structure, which is why capital will continue to flow into the oil and gas industry in proportionate and available quantities. Today’s high oil and gas production depletion rates will assure relatively tight supply and demand balance, even with flat to somewhat negative demand growth.”
     Margaret Dorman, Executive Vice President and Chief Financial Officer, commented, “We’re pleased with the overall operating results for the quarter — particularly the contribution from the W-H Energy operations. Consolidated operating margins were comparable with the June 2008 quarter, as weather-related work disruptions in the U.S. Gulf of Mexico impacted offshore business volumes and resulted in lower M‑I SWACO margins. Smith continues to be well-positioned from a financial perspective — our balance sheet is strong and our leverage is at a very manageable level.”
     As a result of Smith’s recent organizational restructuring, business operations are being reported using three operating segments: M-I SWACO, Smith Oilfield and the Distribution segment. The M-I SWACO segment includes our majority-owned joint venture operation which provides drilling and completion fluid systems, solids-control and separation equipment, waste-management services and oilfield production chemicals. The Smith Oilfield operations provide three-cone and diamond drill bits, drilling tubulars, borehole enlargement tools, turbine motors, directional drilling, measurement-while-drilling and logging-while-drilling services, as well as completions, coiled tubing, wireline and drilling related services. The Distribution segment includes the Wilson distribution operations and a majority-owned interest in CE Franklin, Ltd., a publicly-traded Canadian distribution company. All prior periods have been recast to conform to the new segment presentation and Corporate cost allocation methodology.

     The M-I SWACO segment’s third quarter revenues totaled $1.36 billion, six percent above the June 2008 quarter and 23 percent higher on a year-on-year basis. The sequential revenue growth was attributable to the increased number of land-based drilling programs in Canada, the FSU and the Central U.S. — which resulted in incremental demand for base fluid products. The growth in M-I’s land-based business operations was partially offset by a reduction in offshore sales volumes. Offshore revenues declined modestly from the June 2008 quarter as increased spending in the West Africa region was more than offset by a 19 percent reduction in U.S. deepwater revenues associated with weather-related work disruptions in the Gulf of Mexico.
     The Smith Oilfield segment reported revenues of $724.2 million, 22 percent higher on a sequential quarter basis and 26 percent above the September 2007 period. The sequential and year-on-year revenue improvement was attributable to the addition of the W-H Energy operations. Excluding the impact of acquired operations, base business revenues outside the United States grew 11 percent over the June 2008 quarter, influenced by the seasonal drilling recovery in Canada and strong growth in the North Sea and key Latin American markets. Lower sales of drill pipe and premium tubular goods in the U.S. market, which declined 47 percent on a sequential quarter basis, more than offset the impact of business expansion outside the United States. After excluding the impact of acquisitions and tubular sales, which are expected to improve in the fourth quarter of 2008, sequential quarter revenues increased six percent. The period-to-period improvement primarily reflects seven percent growth in drill bit business volumes and, to a lesser extent, increased demand for fishing and remedial service offerings.
     The Distribution segment reported record revenues of $760.9 million, evidencing 24 percent sequential and 36 percent year-on-year top-line growth. The sequential revenue improvement was primarily attributable to the energy sector operations which grew 30 percent over the June 2008 quarter. The period-to-period increase reflects strong demand for line pipe and other operating supplies associated with increased activity and new infrastructure investment in the U.S. market and, to a lesser extent, the seasonal drilling recovery in Canada which favorably impacted the level of drilling and completion activity.
     Smith International, Inc. is one of the largest global providers of products and services used by operators during the drilling, completion and production phases of oil and natural gas development activities. The Company will host a conference call today beginning at 11:00 a.m. Central to review the quarterly results. Participants may join the conference call by dialing (800) 233-1182 and requesting the Smith International call hosted by Doug Rock. A replay of the conference call will also be available through Tuesday, November 4, 2008, by dialing (888) 843-8996 and entering conference call identification number 22866210.

     Certain comments contained in this news release and today’s scheduled conference call concerning the anticipated financial results of the Company constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Whenever possible, the Company has identified these “forward-looking” statements by words such as “believe,” “encouraged,” “expect,” “expected,” “should” and similar phrases. The forward-looking statements are based upon management’s expectations and beliefs and, although these statements are based upon reasonable assumptions, actual results might differ materially from expected results due to a variety of factors including, but not limited to, overall demand for and pricing of the Company’s products, changes in the level of oil and natural gas exploration and development, and variations in global business and economic conditions. The Company assumes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise. For a discussion of additional risks and uncertainties that could impact the Company’s results, review the Smith International, Inc. Annual Report on Form 10-K for the year ended December 31, 2007 and other filings of the Company with the Securities and Exchange Commission.
     Non-GAAP Financial Measures. The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP performance measures and ratios utilized for internal analysis provide financial statement users meaningful comparisons between current and prior period results, as well as important information regarding performance trends. Certain information discussed in this press release and in the scheduled conference call could be considered non-GAAP measures. See the Supplementary Data – Schedule III in this release for the corresponding reconciliations to GAAP financial measures for the three-month period ended September 30, 2008 and the nine-month periods ended September 30, 2008 and 2007. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results.
     Financial highlights follow:

SMITH INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	September 30,		June 30,
	2008	2007	2008
Revenues	$2,849,311	$2,245,059	$2,494,158

Costs and expenses:
Costs of revenues	1,942,513	1,516,153	1,686,706
Selling, general and administrative expenses	463,717	378,569	417,685

Total costs and expenses	2,406,230	1,894,722	2,104,391

Operating income	443,081	350,337	389,767

Interest expense	24,169	17,103	16,244
Interest income	(732)	(1,152)	(752)

Income before income taxes and minority interests	419,644	334,386	374,275

Income tax provision	136,765	106,579	121,555

Minority interests	73,036	60,974	69,447

Net income	$209,843	$166,833	$183,273

Earnings per share:
Basic	$1.00	$0.83	$0.91

Diluted	$1.00	$0.83	$0.91

Weighted average shares outstanding:
Basic	208,857	200,070	200,938

Diluted	210,216	202,078	202,284

SMITH INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Nine Months Ended September 30,
	2008	2007

Revenues	$7,714,467	$6,467,156

Costs and expenses:
Costs of revenues	5,218,733	4,365,739
Selling, general and administrative expenses	1,284,079	1,087,503

Total costs and expenses	6,502,812	5,453,242

Operating income	1,211,655	1,013,914

Interest expense	56,714	53,242
Interest income	(2,380)	(2,811)

Income before income taxes and minority interests	1,157,321	963,483

Income tax provision	375,611	300,569

Minority interests	213,603	182,870

Net income	$568,107	$480,044

Earnings per share:
Basic	$2.79	$2.40

Diluted	$2.77	$2.38

Weighted average shares outstanding:
Basic	203,554	200,184

Diluted	204,862	201,891

SMITH INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30,	December 31,
	2008	2007

Current Assets:
Cash and cash equivalents	$192,101	$158,267
Receivables, net	2,434,048	1,750,561
Inventories, net	2,226,379	1,658,172
Other current assets	229,983	160,735

Total current assets	5,082,511	3,727,735

Property, Plant and Equipment, net	1,829,606	1,105,880

Goodwill and Other Assets	3,834,090	1,228,265

Total Assets	$10,746,207	$6,061,880

Current Liabilities:
Short-term borrowings	$1,356,155	$139,481
Accounts payable	989,760	655,413
Other current liabilities	546,659	378,406

Total current liabilities	2,892,574	1,173,300

Long-Term Debt	1,442,945	845,624

Other Long-Term Liabilities	627,162	317,286

Minority Interests	1,295,802	1,130,773

Stockholders’ Equity	4,487,724	2,594,897

Total Liabilities and Stockholders’ Equity	$10,746,207	$6,061,880

SMITH INTERNATIONAL, INC.
SUPPLEMENTARY DATA – SCHEDULE I
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2008	2007	2008	2008	2007

REVENUE DATA
Consolidated:
United States	$1,335,158	$1,017,936	$1,145,960	$3,493,797	$2,966,486
Canada	242,231	195,330	146,453	623,109	571,172

North America	$1,577,389	$1,213,266	$1,292,413	$4,116,906	$3,537,658

Latin America	260,381	208,193	244,543	731,901	529,744
Europe/Africa	696,551	534,012	646,527	1,939,570	1,525,025
Middle East/Asia	314,990	289,588	310,675	926,090	874,729

Non-North America	1,271,922	1,031,793	1,201,745	3,597,561	2,929,498

Total	$2,849,311	$2,245,059	$2,494,158	$7,714,467	$6,467,156

Non-Distribution:

North America	$851,575	$690,115	$708,807	$2,269,665	$2,033,628

Latin America	250,015	204,625	237,597	707,893	517,960
Europe/Africa	679,871	508,549	629,139	1,889,199	1,458,720
Middle East/Asia	306,981	282,398	303,027	903,182	851,978

Non-North America	1,236,867	995,572	1,169,763	3,500,274	2,828,658

Total	$2,088,442	$1,685,687	$1,878,570	$5,769,939	$4,862,286

SEGMENT DATA(a)

Revenues:
M-I SWACO	$1,364,269	$1,110,542	$1,285,754	$3,878,452	$3,232,150
Smith Oilfield	724,173	575,145	592,816	1,891,487	1,630,136

Sub-total	2,088,442	1,685,687	1,878,570	5,769,939	4,862,286

Distribution	760,869	559,372	615,588	1,944,528	1,604,870

Total	$2,849,311	$2,245,059	$2,494,158	$7,714,467	$6,467,156

Operating Income:
M-I SWACO	$217,016	$183,172	$212,294	$637,108	$535,812
Smith Oilfield	188,168	162,174	162,864	514,038	461,130

Sub-total	405,184	345,346	375,158	1,151,146	996,942

Distribution	61,734	25,208	36,518	128,136	75,824

General corporate	(23,837)	(20,217)	(21,909)	(67,627)	(58,852)

Total	$443,081	$350,337	$389,767	$1,211,655	$1,013,914

NOTE (a):	During the third quarter of 2008, the Company revised its segment reporting in connection with the inclusion of the W-H Energy Services operations to reflect three segments: M-I SWACO; Smith Oilfield and Distribution. In connection with this change, the Company no longer allocates corporate costs to the operating segments. Results for all periods prior to the third quarter of 2008 have been recast to conform to the current segment reporting structure.

SMITH INTERNATIONAL, INC.
SUPPLEMENTARY DATA – SCHEDULE II
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2008	2007	2008	2008	2007

OTHER DATA

Operating Income(b) :
Smith ownership interest	$353,297	$274,390	$305,104	$950,871	$789,883
Minority partner ownership interest	89,784	75,947	84,663	260,784	224,031

Total	$443,081	$350,337	$389,767	$1,211,655	$1,013,914

Depreciation and Amortization(b) :
Smith ownership interest	$56,531	$37,828	$39,533	$136,541	$107,615
Minority partner ownership interest	12,798	11,686	12,285	37,207	33,846

Total	$69,329	$49,514	$51,818	$173,748	$141,461

Gross Capital Spending(b) :
Smith ownership interest	$85,720	$61,518	$67,995	$211,446	$194,575
Minority partner ownership interest	19,100	18,924	20,979	56,378	53,955

Total	$104,820	$80,442	$88,974	$267,824	$248,530

Net Capital Spending(b) (c) :
Smith ownership interest	$68,341	$51,989	$56,478	$169,474	$164,089
Minority partner ownership interest	17,586	18,277	20,680	53,267	50,553

Total	$85,927	$70,266	$77,158	$222,741	$214,642

NOTE (b): The Company derives a significant portion of its revenues and earnings from M-I SWACO and other joint venture operations. Consolidated operating income, depreciation and amortization and capital spending amounts have been separated between the Company’s portion and the minority partners’ portion in order to aid in analyzing the Company’s financial results.
NOTE (c): Net capital spending reflects the impact of proceeds from lost-in-hole and fixed asset equipment sales.

SMITH INTERNATIONAL, INC.
SUPPLEMENTARY DATA – SCHEDULE III
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2008	2007	2008	2008	2007

Consolidated Net Income:
GAAP consolidated net income	$209,843	$166,833	$183,273	$568,107	$480,044
Hurricane-related costs	2,035	—	—	2,035	—
R&D tax credit and other tax adjustments	—	—	—	—	(7,467)

Non-GAAP consolidated net income	$211,878	$166,833	$183,273	$570,142	$472,577

Diluted Earnings per Share:
GAAP diluted earnings per share	$1.00	$0.83	$0.91	$2.77	$2.38
Hurricane-related costs	0.01	—	—	0.01	—
R&D tax credit and other tax adjustments	—	—	—	—	(0.04)

Non-GAAP diluted earnings per share	$1.01	$0.83	$0.91	$2.78	$2.34